Exhibit 21.1
SUBSIDIARIES OF RENAISSANCERE HOLDINGS LTD.

Name	Jurisdiction	Ownership Interest Held Directly or Indirectly by RenaissanceRe Holdings Ltd.
DaVinci Reinsurance Ltd.	Bermuda	100%
DaVinciRe Holdings Ltd.	Bermuda	(1)
GGH Ireland Holdings Ltd.	Ireland	100%
Renaissance Investment Holdings Ltd.	Bermuda	100%
Renaissance Investment Holdings II Ltd.	Bermuda	100%
Renaissance Investment Management Company Limited	Bermuda	100%
Renaissance Other Investments Holdings Ltd.	Bermuda	100%
Renaissance Other Investments Holdings II Ltd.	Bermuda	100%
Renaissance Other Investments Holdings III Ltd.	Bermuda	100%
Renaissance Reinsurance Ltd.	Bermuda	100%
Renaissance Reinsurance of Europe	Ireland	100%
Renaissance Services of Europe Limited	Ireland	100%
Renaissance Underwriting Managers, Ltd.	Bermuda	100%
RenaissanceRe Corporate Capital (UK) Limited	U.K.	100%
RenaissanceRe Medici Fund Ltd.	Bermuda	(2)
RenaissanceRe Services Ltd.	Bermuda	100%
RenaissanceRe Specialty Risks Ltd. *	Bermuda	100%
RenaissanceRe Specialty U.S. Ltd.	Bermuda	100%
RenaissanceRe Syndicate 1458	U.K.	100%
RenaissanceRe Syndicate Management Limited	U.K.	100%
RenaissanceRe Underwriting Managers U.S. Ltd.	Delaware	100%
RenaissanceRe Ventures Ltd.	Bermuda	100%
RenRe Insurance Holdings Ltd.	Bermuda	100%
RenRe North America Holdings Inc.	Delaware	100%
Top Layer Reinsurance Ltd.	Bermuda	50%
Upsilon Reinsurance Fund Opportunities Ltd. **	Bermuda	(3)
Upsilon RFO Re Ltd. ***	Bermuda	100%
WeatherPredict Consulting Inc.	Virginia	100%
Weather Predict Inc.	Delaware	100%

*	RenaissanceRe Specialty Risks Ltd. was formerly known as Glencoe Insurance Ltd.

**	Upsilon Reinsurance Fund Opportunities Ltd. ("Upsilon RFO") was formerly known as UpsilonRe II Holdings Ltd.

***	Upsilon RFO Re Ltd. was formerly known as Upsilon Reinsurance II Ltd.

(1)
As of February 19, 2014, the Company owns 26.5% of the outstanding equity of DaVinciRe Holdings Ltd.’s ("DaVinciRe") but controls a majority of DaVinciRe's outstanding voting power, and accordingly, DaVinciRe's financial results are consolidated in the Company's financial statements.

(2)
As of February 19, 2014, the Company owns 46.8% of the outstanding equity of RenaissanceRe Medici Fund Ltd.'s ("RenaissanceRe Medici Fund") but controls a majority of RenaissanceRe Medici Fund's outstanding voting power, and accordingly, RenaissanceRe Medici Fund's financial results are consolidated in the Company's financial statements.

(3)
As of February 19, 2014, the Company owns 38.9% of the outstanding non-voting equity of Upsilon RFO related to the risks assumed by Upsilon RFO incepting on or after January 1, 2014, and 100% of Upsilon RFO's outstanding voting equity. The Company is considered the primary beneficiary of Upsilon RFO and its financial results are consolidated in the Company's financial statements.

The names of a number of our subsidiaries and equity entities have been omitted because considered in the aggregate they would not constitute a single significant subsidiary.